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                 AMENDED AND RESTATED TERM LOAN

                               AND

                       SECURITY AGREEMENT



                          BY AND AMONG



                      CMT ENTERPRISES INC.
                          (AS BORROWER)


                        FRANKLIN I. BOBER
                         (AS GUARANTOR)


                               AND


                      HAROLD'S STORES, INC.
                           (AS LENDER)






                  Dated as of November 6, 1996
               AMENDED AND RESTATED TERM LOAN AND
                       SECURITY AGREEMENT


     THIS AMENDED AND RESTATED TERM LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of November 6, 1996, is by and among CMT ENTERPRISES INC., a corporation organized under the laws of the State of New York ("Borrower"), FRANKLIN I. BOBER, an individual ("Bober"), and HAROLD'S STORES, INC., an Oklahoma corporation ("Lender").

     Borrower has previously entered into that certain Revolving Credit, Term Loan and Security Agreement dated as of August 22, 1994, as amended by Amendment No. 1 dated September 14, 1994, Amendment No. 2 dated April 28, 1995, Amendment No. 3 dated July 18, 1995, Amendment No. 4 dated January 2, 1996, Amendment No. 5 dated March 12, 1996, Amendment No. 6 dated April 11, 1996, and Amendment No. 7 dated May 18, 1996 (collectively, the "Existing Loan Agreement"), with Chase Manhattan Bank, a corporation organized under the laws of the State of New York and successor by merger to Chemical Bank ("Chase"), pursuant to which Chase has made advances to Borrower evidenced by a Revolving Note dated March 12, 1996, in the original principal amount of $2,800,000 (the "Existing Note"). Simultaneously herewith, Chase has assigned the Existing Note, together with all of its rights and obligations under the Existing Loan Agreement and all other collateral documents relating thereto, to Lender. The current aggregate outstanding principal balance of the Existing Note is $1,373,317.60 and the unpaid interest accrued thereon as of the date hereof is $17,895.61. Lender has agreed to restructure the existing obligations of Borrower under the Existing Note, all as more fully set forth herein.

     IN CONSIDERATION of the foregoing and the mutual covenants and undertakings herein contained, the parties agree to amend and restate the Existing Loan Agreement in its entirety to read as follows:

I.   DEFINITIONS.

     1.1. Accounting Terms. As used in this Agreement or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, that each calculation made pursuant to Sections 7.18 and 7.19 shall be made in accordance with GAAP as in effect on the date hereof.

     1.2. General Terms. For purposes of this Agreement, the following terms shall have the following meanings:

          "Accountants"   shall  mean,  as  of  any   date,   the
independent certified public accountants then regularly engaged by Borrower and reasonably acceptable to Lender.

          "Adjustment Date" shall mean each January 1 and July  1
during the Term beginning January 1, 1997.

          "Affiliate" of any Person shall mean (a) any Person who, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Assignment of Lease" shall mean that certain Consent to Default Assignment of Lease dated the Closing Date, in substantially the form of Exhibit D attached hereto, to be executed by Borrower in favor of Lender.

          "Assignment of Insurance" shall mean, collectively, those certain Collateral Assignments of Insurance, each dated the Closing Date and in substantially the form of Exhibit C attached hereto, to be executed by Borrower in favor of Lender.

          "Authority" shall have the meaning set forth in Section
4.18(d).

          "Bober" shall have the meaning ascribed to such term in the Preamble.

          "Bober Cash Collateral Account" shall mean a cash collateral account to be maintained by Bober with Chase (or another financial institution reasonably acceptable to Lender), consisting of cash, certificates of deposit and/or money market funds reasonably acceptable to Lender and having a balance of not less than $340,000.00.

          "Bober Employment Agreement" shall have the meaning set forth in Section 8.13.

          "Bober Farm" shall mean all of Bober's rights, title and interest in and to the premises located at Bulls Head Road, Clinton Corners, Town of Stanford, New York 12514, and described on Schedule 1.2(a) attached hereto.

          "Bober Forbearance Agreement" shall mean the letter agreement dated this date between Bober and Lender with respect to Lender's agreement to forbear for a specified period of time from enforcing its rights and remedies with respect to the Bober Judgment.

          "Bober Judgment" shall mean the confession of judgment executed by Bober in favor of Chase and the judgment entered against Bober in connection therewith.

          "Bober Loan" shall mean the loan from Borrower to Bober in the principal sum of $700,000.00 outstanding as of the Closing
Date and to be evidenced by the Bober Note.

          "Bober  Note"  shall  have the  meaning  set  forth  in
Section 8.12.

          "Borrower" shall have the meaning ascribed to such term in the Preamble and shall include each Person who is a permitted successor or assign of Borrower hereunder.

          "Business Day" shall mean any day other than a day on which commercial banks in Oklahoma are authorized or required by law to close.

          "Capital Expenditures" shall mean, for any Person in any period, the sum of all amounts that would, in accordance with GAAP consistently applied, be included as capital expenditures on a statement of changes in financial position for such Person for such period including, without limitation, any expenses for leases that are required to be capitalized for financial reporting purposes in accordance with GAAP.

          "CERCLA"  shall  mean  the Comprehensive  Environmental
Response, Compensation and Liability Act of 1980, as amended,  42
U.S.C. 9601 et seq.

          "Change of Management" shall mean (i) the death of Bober, (ii) the removal or resignation of Bober as Chairman and Chief Executive Officer of Borrower, or (iii) the failure of Bober to be actively involved in the management of the day-to-day operations of Borrower's business for any period of ninety (90) consecutive days.

          "Change of Ownership" shall mean (a) any transfer, issuance or other transaction (whether one transaction or a series of transactions), other than a transfer by Bober to a member of his immediate family under an arrangement whereby Bober retains sole voting rights and control, which results in Bober owning and controlling less than 66-2/3% of the outstanding shares of capital stock of Borrower with voting power, or (b) any merger, consolidation or sale of substantially all of the property or assets of Borrower. For purposes of this definition, Bober's "immediate family" shall mean Bober's spouse and his lineal descendants.

          "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral or Borrower.

          "CIT"  shall  mean  The CIT Group/Commercial  Services,
Inc.

          "CIT Agreement" shall mean that certain Accounts Receivable Purchase Agreement dated the Closing Date, to be entered into between Borrower and CIT, as such agreement may be amended, modified or supplemented from time to time with Lender's consent in accordance with the terms of this Agreement.

          "Claims" shall mean all security interests, liens, claims or encumbrances held or asserted by any Person against any or all of the Collateral, other than (A) Charges and (B)
Permitted Encumbrances.

          "Closing"   shall   mean  the   consummation   of   the
transactions contemplated by this Agreement.

          "Closing Date" shall mean November __, 1996, or such other date as may be agreed to by the parties hereto.

          "Clothing Services Agreement" shall mean that certain Agreement effective June 1, 1994, between Lender and Borrower, pursuant to which Borrower provides certain clothing design and development services to Lender (as more particularly delineated therein), as such agreement may be amended, modified or supplemented from time to time.

          "Clothing Services Commissions" shall mean commissions and other compensation payable to Borrower under the Clothing
Services Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

          "Collateral" shall mean and include:

               (a)  all Receivables;

               (b)  all Equipment;

               (c)  all General Intangibles;

               (d)  all Design Inventory;

               (e) all of Borrower's right, title and interest in and to (i) all goods and other property including relating to or securing any of the Receivables, other than Inventory; (ii) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase;
(iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) other property, exclusive of Inventory, relating to any goods securing this Agreement; (v) all of Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a security interest or may in the future grant a security interest to Lender hereunder, or in any amendment or supplement hereto, or under any other agreement between Lender and Borrower;

               (f) all monies due or to become due under any of the Insurance Policies and any contracts supplemental or additional thereto, including, without limitation, death benefit proceeds, disability proceeds, accrued or future dividends, refunds for premiums paid in advance, double indemnity, distributions of shares of surplus or additions to any of the Policies now or hereafter apportioned thereto, together with any and all claims, options, privileges, rights, title and interest of Borrower in and under the Insurance Policies, subject, however, to the terms and conditions of the Insurance Policies;

               (g)   the Lease, together with any and all claims,
options,  privileges, rights, title and interest of  Borrower  in
and   under  the  Lease,  subject,  however,  to  the  terms  and conditions of the Lease; and

               (h) all of Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to the items or types of property described in
(a), (b), (c), (d), (e), (f) or (g) of this Paragraph; and

               (i) all proceeds and products of the items or types of property described in clauses (a), (b), (c), (d), (e),
(f), (g) and (h) of this Paragraph, in whatever form, including, but not limited to, cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

          The term "Collateral" does not and will not include any items included in Borrower's Inventory (unless Borrower should hereafter grant Lender a security interest in Inventory, whether pursuant to an amendment or supplement hereto or another written security agreement between Lender and Borrower).

          "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third parties, domestic or foreign, necessary to carry on Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

          "Consultant" shall mean Morton H. Scheer &  Co.,  Inc.,
or   another  consultant  selected  by  Borrower  and  reasonably acceptable to Lender.

          "Consulting Agreement" shall have the meaning set forth in Section 8.14.

          "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under
Section 414 of the Code.

          "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

          "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

          "Default  Rate"  shall have the meaning  set  forth  in
Section 3.1 hereof.

          "Design   Inventory"  shall  mean  all  of   Borrower's
patterns, fabric library, archives of textile research, piece goods, samples and related products, now owned or hereafter acquired and wherever located.

          "Dollar" and the sign "$" shall mean lawful money of the United States of America.

          "Earnings Before Interest and Taxes" for any period shall mean the sum of (i) Borrower's Net Income, (ii) interest expense, and (iii) the aggregate amount of all federal, state and/or local tax obligations of Borrower for such period.

          "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes, (ii) depreciation deducted in determining such Net Income, and (iii) amortization of goodwill and other intangibles (including deferred financing costs and debt discounts) deducted in determining such Net Income, in each case determined in accordance with GAAP consistently applied.

          "Eligible Receivable" shall mean each Receivable arising in the ordinary course of Borrower's business which meets the criteria set forth in this definition and such other criteria as Lender shall establish from time to time in its sole credit judgment and advise to Borrower in writing. A Receivable shall not be deemed an Eligible Receivable unless such Receivable is subject to Lender's perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Lender. In addition, no Receivable shall be an Eligible Receivable if:

          (a) it arises out of a sale made by Borrower to an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower;

          (b) it is due or unpaid more than ninety (90) days after the due date or more than one hundred twenty (120) days after the original invoice date;

          (c)   as  respects a particular Customer, fifty percent
(50%) or more of the Receivables from the applicable Customer are not deemed Eligible Receivables as a result of the criteria set forth in clause (b) above;

          (d) any material covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

          (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect),
(v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

          (f)   the sale is to a Customer outside the continental
United States of America unless the sale is on letter of credit terms acceptable to Lender in its reasonable discretion;

          (g) sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, promotional, consignment, memorandum account or any other repurchase or return basis or is evidenced by chattel paper, unless, in the case of a bill-and-hold sale, such sale is supported by a bill-and-hold authorization letter acceptable in all respects to Lender in its reasonable discretion;

          (h) Lender believes, in its reasonable judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

          (i) the Customer is the United States of America or any state, or any department, agency or instrumentality of the United States or any state;

          (j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale, or if the Receivable is contingent in any respect or for any reason;

          (k) the Receivable is subject to any offset, deduction, defense, dispute, chargeback or counterclaim, or the Customer has disputed its liability for payment of the Receivable, or the Customer has made any claim with respect to any other Receivable due from such Customer to Borrower, or the Customer is also a creditor or supplier of Borrower, or the Receivable otherwise is or may become subject to any right of setoff by the Customer;

          (l) Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

          (m) shipment of the merchandise or the rendition of services has not been completed;

          (n) any return, rejection or repossession of the merchandise has occurred;

          (o)  such Receivable is not payable to the Borrower;

          (p) such Receivable has been "matured" in accordance with paragraph 9 of the CIT Agreement, thereby requiring CIT to credit Borrower's account for the net amount of such Receivable;
or

           (q) such Receivable is not otherwise satisfactory to Lender as determined in good faith by Lender in the exercise of its discretion in a reasonable manner.

          "Environmental Complaint" shall have the meaning set forth in Section 4.18(d) hereof.

          "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

          "Equipment" shall mean and include all of Borrower's goods (excluding Inventory), whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

          "ERISA"  shall  mean  the  Employee  Retirement  Income
Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

          "Euro-Linea"  means  Euro-Linea,  Inc.,  a   New   York
corporation.

          "Event of Default" shall mean the occurrence and continuance of any of the events set forth in Article X hereof.

          "Existing  Loan  Agreement"  shall  have  the   meaning
ascribed to such term in the Preamble.

          "Existing Note" shall have the meaning ascribed to such term in the Preamble

          "First Amendment to Trademark Security Agreement" shall mean that certain First Amendment to Trademark Security Agreement dated the Closing Date, in substantially the form of Exhibit H attached hereto, to be executed by Borrower in favor of Lender.

            "First Mortgage" shall mean that Consolidation, Extension and Modification Agreement dated June 26, 1989, between Bober and First Mortgage Lender, recorded on June 30, 1989, in the Office of the Dutchess County Clerk, State of New York, in Liber 1915, at Page 74, which consolidated into a single joint lien on the Real Property the following three mortgages: (i) the mortgage given by Bober and dated June 26, 1989, in favor of First Mortgage Lender securing the original principal amount of $550,480.16, which was recorded on June 30, 1989, in the Office of the Dutchess County Clerk, State of New York, in Liber 1915, at Page 56, (ii) the mortgage given by Bober and dated July 8, 1988, in favor of First Mortgage Lender securing the original principal amount of $150,000.00, which was recorded on July 15, 1988, in the Office of the Dutchess County Clerk, State of New York, in Liber 1822, at Page 357, and (iii) the mortgage given by Bober and dated September 22, 1987, in favor of First Mortgage Lender securing the original principal amount of $465,000.00, which was recorded on September 28, 1987, in the Office of the Dutchess County Clerk, State of New York, in Liber 1735, at Page 265, granting the First Mortgage Lender a first mortgage lien on the Bober Farm.

          "First Mortgage Lender" shall mean Poughkeepsie Savings
Bank F.S.B.

          "GAAP"   shall   mean  generally  accepted   accounting
principles in the United States of America in effect from time to time.

          "General Intangibles" shall mean and include all of Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, logos, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, warranty claims, claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer, rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

          "Governmental  Authority"  means  any  court   or   any
administrative or governmental department, commission, board, bureau, authority, agency or body (domestic or foreign).

          "Guaranty" shall mean that certain Second Amended and Restated Guaranty dated the Closing Date, in substantially the form of Exhibit B attached hereto, to be executed by Bober in favor of Lender.

          "Hazardous Discharge" shall have the meaning set forth in Section 4.18(d) hereof.

          "Hazardous Substances" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. 1801 et seq.), RCRA,
Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

          "Hazardous Wastes" includes all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

          "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus, earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

          "Insurance Policies" shall mean (i) that certain life insurance policy (Policy No. 75005818) issued to Borrower by Transamerica Life Insurance Company naming Bober as insured, and any contracts supplemental or additional thereto, (ii) that certain life insurance policy (Policy No. 96-021-968) issued to Borrower by Equitable Life Insurance Company naming Bober as insured, and any contracts supplemental or additional thereto,
(iii) that certain disability insurance policy (Policy No. RN HLD
0545) issued to Borrower by Reliance Insurance Company naming Bober as insured, and any contracts supplemental or additional thereto, and (iv) any and all other insurance policies, and any contracts supplemental or additional thereto, maintained by Borrower pursuant to Section 4.20 hereof.

          "Inventory" shall mean all now owned or hereafter acquired goods or merchandise to be furnished under any contract of service or held for sale or lease, raw materials, work in process, finished goods, materials and supplies of any kind, and other items of inventory, wherever located, and all documents of title or other documents representing any of the foregoing. The term "Inventory" does not include (i) any items included in Design Inventory or (ii) any goods of Lender which may be in the possession of Borrower under the Clothing Services Agreement.

          "Landlord"  shall mean Newmark & Company  Real  Estate,
Inc., agent for G.L.S. Associates.

          "Lease" shall mean that certain Agreement of Lease dated as of June 27, 1994, between Landlord, as owner, and Borrower, as tenant, under which Borrower leases certain premises in the building located at 1430 Broadway, New York, New York, as the same may be amended or modified from time to time.

          "Lender"  shall have the meaning ascribed to such  term
in  the  Preamble  and  shall  include  each  Person  who  is   a
transferee, successor or assign of Lender.

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether a tax lien, judgment lien, a statutory lien or otherwise), Charge, Claim or encumbrance, or preference, priority or other security agreement or preferential arrangement in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

          "Loan Documents" shall mean, collectively, the Term Note, the Original Agreements, the Assignment of Insurance, the Assignment of Lease, the Guaranty, the Mortgage, the Stock Pledge Agreement, and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrower or Bober and/or delivered to Chase or Lender in respect of the transactions contemplated by this Agreement.

          "Loan Year" shall mean each twelve-month period during the Term ending on a December 31; provided, that the first Loan
Year shall mean the period beginning on the Closing Date and ending on December 31, 1997.

          "Lockbox Agreement" shall have the meaning set forth in
Section 4.14(i) hereof.

          "Mortgage" shall mean that certain Real Estate Mortgage dated the Closing Date, in substantially the form of Exhibit F attached hereto, to be executed by Bober in favor of Lender with respect to the Bober Farm.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

          "Net Cash Flow" shall mean, for any period, an amount equal to (A) Net Income plus depreciation and amortization plus or minus (B) any non-cash items properly added or deducted in accordance with GAAP in determining Borrower's Net Income for such period minus (C) Capital Expenditures permitted under
Section 7.6.

          "Net Income" with respect to any Person for any period shall mean the aggregate net income (or net deficit) of such Person equal to the aggregate gross revenues and other proper income for such Person during such period less the aggregate for such Person during such period of (without duplication) (i) cost of goods sold, (ii) interest expense, (iii) operating expenses,
(iv)  selling,  general and administrative expenses,  (v)  taxes,
(vi) depreciation, depletion and amortization of assets and (vii) any other items that are treated by such Person as expenses consistent with GAAP.

          "Obligations" shall mean and include any and all of Borrower's liabilities, obligations and Indebtedness to Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, including, without limitation, any and all of Borrower's liabilities, obligations and Indebtedness to Lender arising under or in connection with this Agreement, the Term Note or any other Loan Document or under or in connection with any other agreement between Lender and Borrower.

          "Original Agreements" shall mean, collectively, the Existing Loan Agreement, the Existing Note, and all other agreements, documents and instruments executed in connection therewith and in connection with all other financial accommodations provided by Chase to Borrower, including, without limitation, all security agreements and promissory notes.

          "Participant" shall mean each Person who shall be granted the right by Lender to participate in the Term Loan and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

          "Payment Office" shall mean the corporate offices of Lender located at 765 Asp, Norman, Oklahoma 73069, or such other office of Lender, if any, which it may designate by notice to Borrower to be the Payment Office.

          "PBGC"   shall   mean  the  Pension  Benefit   Guaranty
Corporation.

          "Permitted Encumbrances" shall mean (a) Liens in favor of Lender; (b) Liens for Charges not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Lender or the value of the assets in which Lender has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (e) judgment Liens disclosed in
Schedule 5.7(b) attached hereto that have been stayed or bonded and against which adequate reserves therefor have been taken in conformity with GAAP; (f) mechanics', worker's, materialmen's or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not due or which are being contested in good faith by Borrower; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided, that (i) any such Lien shall not encumber any other property of Borrower and (ii) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amounts permitted under Section 7.8 hereof; (h) security interests in specific items of imported Inventory granted in favor of banks and other financial institutions issuing letters of credit in connection with Borrower's purchase and importation of such imported piece goods Inventory, so long as the aggregate reimbursement obligations under such letters of credit do not exceed $250,000; and (i) existing Liens disclosed on Schedule 1.2(b) attached hereto. On a case-by-case basis, Borrower may request that Lender permit a temporary increase in the $250,000 limitation set forth in the foregoing clause (h)
with respect to Borrower's maximum reimbursement obligations secured by imported Inventory, and Lender agrees not to unreasonably withhold or delay its consent to any such request.

          "Person" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental
Authority or any other entity of whatever nature.

          "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

          "Prime Rate" shall mean the "Prime Rate" (i.e., the base rate on corporate loans at large U.S. money center commercial banks) as published in the "Money Rates" section of The Wall Street Journal (Southwest Edition). In the event such rate ceases to be published, "Prime Rate" shall mean another comparable index rate selected by Lender in good faith.

          "Pro Forma Balance Sheet" shall have the meaning set forth in Section 5.4(b) hereof.

          "Projections" shall mean, as applicable, (i) the projections submitted to Lender at the Closing Date pursuant to Sections 5.4(c) and 8.18 hereof, and (ii) each annual projected operating budget submitted to Lender pursuant to Section 9.12 hereof; provided that such projections have been approved by Lender.

          "RCRA"   shall  mean  the  Resource  Conservation   and
Recovery Act, 42 U.S.C. 6901 et seq., as same may be amended from time to time.

          "Real Property" shall mean (i) all of Borrower's right, title and interest in and to its owned and leased premises, including, without limitation, the Premises covered by the Lease, and (ii) all right, title and interest of Bober in and to his owned and leased premises, including, without limitation, the Bober Farm.

           "Receivables" shall mean and include all of Borrower's accounts, contract rights, instruments (including those evidencing indebtedness among Borrower and its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Lender hereunder.

          "Related Person" shall mean as to any Person, any other
Person which, together with such Person, is treated as a single employer under Section 414(c) of the Code.

          "Release"  shall have the meaning set forth in  Section
5.6(c)(i) hereof.

          "Shinyei  Agreement" shall mean that certain Settlement
Agreement  dated  March 16, 1995, between  Borrower  and  Shinyei
Corporation of America.

          "Stock"  shall  mean  all shares of  capital  stock  of
Borrower now or hereafter owned or controlled, directly or indirectly, by Bober, and all stock certificates evidencing said shares, including, without limitation, the stock certificates listed on Schedule 1.2(c) attached hereto, together with (i) any and all rights associated therewith, (ii) all additional securities or other property hereafter issued or paid to Bober on account of the Stock, whether by virtue of a stock split, stock dividend, reclassification, reorganization, merger, consolidation or otherwise, (iii) all cash dividends paid or payable to Bober with respect to the Stock, (iv) all other amounts at any time paid or payable to Bober on account of the Stock, including in-kind distributions and liquidating distributions, and (v) all proceeds of the foregoing.

          "Stock Pledge Agreement" shall mean that certain  Stock
Pledge Agreement, in substantially the form of Exhibit E attached hereto, to be executed by Bober in favor of Lender and covering the Stock.

          "Subsidiary" of any Person shall mean a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

          "Tangible Net Worth" shall mean, at a particular  date,
(a) the aggregate amount of all assets of Borrower as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP including, without limitation, goodwill, leasehold improvements and trade names, less (b) the aggregate amount of all liabilities of Borrower.

          "Term" shall have the meaning set forth in Section 13.1 hereof.

          "Term  Loan"   shall  mean  the  term  loan  made   and
continued pursuant to Section 2.1 hereof.

          "Term Loan Rate" shall mean an interest rate per annum equal to the sum of the Prime Rate (adjusted as of each Adjustment Date during the Term based upon the Prime Rate as published on the last Business Day of the calendar month immediately preceding the applicable Adjustment Date), plus four and one-quarter percent (4.25%); provided that, in no event shall the Term Loan Rate be less than twelve and one-half percent (12.5%).

          "Term Note" shall mean the $2,750,000 Secured Term Loan
Note dated the Closing Date, in substantially the form of Exhibit
A attached hereto, to be executed by Borrower in favor of Lender.

          "Termination Date" shall have the meaning set forth  in
Section 13.1 hereof.

          "Termination Event" shall mean (i) a "reportable event" (as such term is defined in Section 4043 of ERISA) with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of either Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employers" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of either Borrower or any member of the Controlled Group from a Multiemployer Plan.

          "Toxic  Substance" shall mean and include any  material
present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic substance" includes, but is not limited to, asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

          "Transferee"  shall  have  the  meaning  set  forth  in
Section 14.3(b) hereof.

          "UCC" shall mean the Uniform Commercial Code as enacted and in effect in each applicable state or jurisdiction in which any of the Collateral is located or, as applicable, in which the chief executive office of Borrower is located.

          "Unsatisfied Judgments" shall have the meaning set forth in Section 5.7(b) hereof.

          "Warrant" shall mean the ten (10) year Warrant dated the Closing Date, in substantially the form attached hereto as Exhibit G, granting Lender the right to acquire twenty percent
(20%) of the outstanding capital stock in Borrower.

     1.3. Uniform Commercial Code Terms. All terms used herein and defined in the UCC as adopted in the State of Oklahoma shall have the meaning given therein unless otherwise defined herein.

     1.4. Certain Matters of Construction. The terms herein, hereof and hereunder and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.  LENDING AGREEMENT.

     2.1. Term Loan. At and effective as of the Closing Date, Lender agrees to make an additional advance to Borrower in the principal amount of $1,076,682.40,and to combine, rearrange and restructure such additional advance, together with an advance of $300,000 previously made by Lender and the Obligations outstanding under the Existing Note, into a single term loan (the "Term Loan") in the principal amount of $2,750,000.00. Lender shall not be obligated to make further advances or extensions of credit to Borrower, under the Term Loan or otherwise, after the Closing. The Term Loan shall be evidenced by and subject to the terms and conditions set forth in the Term Note. At the Closing, Lender shall return the Existing Note to Borrower, marked with an appropriate notation that the Existing Note has been renewed and replaced by the Term Note.

     2.2. Repayment of Principal and Interest.

          (a) The Term Loan shall be due and payable as to principal and interest in monthly installments (subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement) on the last day of each calendar month beginning November 30, 1996; provided, that, the entire remaining principal balance of the Term Loan and all unpaid interest accrued thereon shall be due and payable in full and finally on December 31, 2002. The amount of the required installments of principal and interest shall be determined as follows:

               (i) During the first Loan Year, principal and interest shall be payable in monthly installments of $33,894.36 each (which amount was determined by amortizing the initial principal balance of the Term Loan at the Term Loan Rate in effect on the date hereof over an assumed Term of fifteen (15) years).

               (ii) During each Loan Year thereafter, the amounts of the required monthly principal and interest installments shall be adjusted as of each Adjustment Date by amortizing the unpaid principal balance of the Term Note as of the such Adjustment Date over the remainder of the Term at an interest rate equal to the Term Loan Rate in effect as of such Adjustment Date.

          (b) All monthly installment payments made pursuant to Paragraph (a) shall be applied first to the unpaid interest accrued on the Term Note (determined in the manner set forth in Section 3.1) and then to the principal balance thereof.

          (c) Borrower may prepay the entire remaining principal balance of the Term Note at any time, subject to a prepayment charge equal to one percent (1%) of the amount prepaid. Partial prepayments are not permitted.

     2.3. Making of Payments.

          (a) All payments (including any prepayment) of principal, interest and other amounts payable hereunder or under any of the other Loan Documents, shall be made to Lender at the Payment Office not later than 1:00 p.m. (Oklahoma time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Lender. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Term Loan Rate during such extension. Lender shall have the right to effectuate payment on any and all Obligations due and owing hereunder by offsetting any amounts due and owing from Lender to Borrower, including amounts which may be owing by Lender to Borrower under the Clothing Services Agreement.

          (b) All payments (including any prepayment) to be made by Borrower on account of principal, interest and fees on the Term Loan and all other amounts payable hereunder or under any other Loan Document shall be made without any deduction for any set-off or counterclaim.

          (c) Lender shall record in its books and records the date and amount of each payment received by Lender in respect of the Term Loan, and Lender's records shall be prima facie evidence of the amounts owing in respect of the Term Loan; provided, however, that Lender's failure to record the date and amount of any payment shall not adversely affect Lender.

     2.4. Additional Payments. Any sums expended by Lender which are reasonably related to Borrower's failure to perform or comply with its obligations under this Agreement or any Loan Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.25 and 6.1 hereof, may be added to the Obligations and shall be evidenced by the Term Note.

III. INTEREST.

     3.1. Interest. Interest shall be computed on the actual principal balance of the Term Loan outstanding from time to time at a rate per annum equal to the Term Loan Rate. Upon and after the occurrence of any Event of Default (other than an Event of Default under Section 10.1) and during the continuation thereof, the Obligations shall bear interest at the Term Loan Rate plus two percent (2%) per annum, and upon and after the occurrence of an Event of Default under Section 10.1 and during the continuation thereof, the Obligations shall bear interest at the Term Loan Rate plus five and three-quarters percent (5-3/4%) per annum (as applicable, the "Default Rate"). Notwithstanding the foregoing, the Default Rate will not be applicable to the extent that any Event of Default (other than an Event of Default under Section 10.1) occurs as a direct result of the fact that the Clothing Services Commissions actually earned by Borrower for any period are less than the Clothing Services Commissions forecasted to be earned in the Projections for such period, so long as Lender has approved such forecasts pursuant to Section 8.18 or
9.12 hereof.

     3.2. Computation of Interest. Interest hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed.

      3.3. Maximum Charged. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess interest shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess interest is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

IV.  COLLATERAL AND SECURITY; GENERAL TERMS

     4.1. Security Interest in the Collateral. Borrower hereby acknowledges, confirms and agrees that Lender has and shall continue to have a Lien upon all Collateral heretofore granted to Chase pursuant to the Original Agreements to secure the Obligations. To the extent not otherwise granted thereunder or under the Original Agreements or otherwise granted to or held by Lender, Borrower hereby pledges and assigns to Lender, and grants to Lender a continuing security interest in and to all of the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located, to secure the Obligations, and Borrower further agrees, at the Closing, to execute the First Amendment to Trademark Security Agreement.

     4.2. Perfection of Security Interest. Borrower shall take all action that Lender may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Lender's security interests in the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) immediately discharging all Liens other than Permitted Encumbrances (subject, however, to the provisions of Section 8.4(h) relating to certain Liens to be discharged within sixty (60) days following the Closing), (ii) obtaining landlords' or mortgagees' lien waivers,
(iii) delivering to Lender, endorsed or accompanied by such instruments of assignment as Lender may specify, and stamping or marking, in such manner as Lender may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral,
(iv) entering into lockbox and other custodial arrangements reasonably satisfactory to Lender, (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Lender, relating to the creation, validity, perfection, maintenance or continuation of Lender's security interests under the UCC or other applicable law, and (vi) marking its books and records as may be necessary or appropriate to evidence, protect and perfect Lender's security interest and causing its financial statements to reflect such security interest. All charges, expenses and fees Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower and added to the Obligations, or, at Lender's option, shall be paid to Lender immediately upon demand.

     4.3. Disposition of Collateral. Borrower will safeguard and protect all of the Collateral for Lender's general account and make no disposition thereof, whether by sale, lease or otherwise, except for (i) the collection of Receivables in the ordinary course of Borrower's business, and (ii) the disposition, whether by sale, lease or otherwise, of any Collateral during any fiscal year having an aggregate fair market value of not more than $25,000 ("Permitted Sale") and only to the extent that the proceeds of any such disposition are remitted to Lender. Lender will remit the proceeds of a Permitted Sale to Borrower, upon Borrower's request therefor, in order to enable Borrower to replace the property or asset sold and for no other purpose, provided that such purchase occurs within sixty (60) days of receipt by Lender of such proceeds. If such property or asset is not purchased by Borrower or, if the proceeds of the Permitted Sale exceed the purchase price of the replacement property or asset, the proceeds of the Permitted Sale or the unused portion of such proceeds, as the case may be, will be applied by Lender to the Obligations.

     4.4. Preservation of Collateral. In addition to the rights and remedies set forth in Section 11.1 hereof, Lender may at any time following the occurrence and during the continuation of an Event of Default: (a) take such steps as Lender deems necessary to protect Lender's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Lender may deem reasonably appropriate; (b) employ and maintain at any of Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Lender's interests in the Collateral; (c) use any of Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; (d) have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property; and (e) lease warehouse facilities to which Lender may move all or part of the Collateral. Borrower shall cooperate fully with all of Lender's efforts to preserve the Collateral and will take such reasonable actions to preserve the Collateral as Lender may direct. All of Lender's reasonable expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower and added to the Obligations.

     4.5. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Lender's security interest: (a) Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first security interest in each and every item of the Collateral to Lender, and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens, Claims, Charges and encumbrances whatsoever; (b) each document and agreement executed by Borrower or delivered to Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same; and (d) Borrower's Equipment shall be located as set forth on Schedule 4.5 attached hereto and shall not be removed from such location(s) without the prior written consent of Lender, except with respect to the disposition of properties and assets of Borrower to the extent permitted in
Section 4.3 hereof.

     4.6. Defense of Lender's Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Lender's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without Lender's prior written consent, pledge, sell (except the disposition of other properties and assets of Borrower to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Borrower shall defend Lender's interests in the Collateral against any and all persons whatsoever. At any time following demand by Lender for payment of all Obligations, Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including, without limitation, labels, stationery, documents, instruments and advertising materials. If Lender exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Lender at a place reasonably convenient to Lender. In addition, with respect to all
Collateral, Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the UCC or other applicable law. Borrower shall, and Lender may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, documents or instruments in which Lender holds a security interest to deliver same to Lender and/or subject to Lender's order and if they shall come into Borrower's possession, they, and each of them, shall be held by Borrower in trust as Lender's trustee, and Borrower will immediately deliver them to Lender in their original form together with any necessary endorsement.

     4.7.  Books  and  Records.  Borrower (a) shall  keep  proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this
Section 4.7 shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of the Accountants.

     4.8. Financial Disclosure. Borrower hereby irrevocably authorizes and directs all Accountants employed by Borrower at any time during the term of this Agreement to exhibit and deliver to Lender copies of any of Borrower's financial statements, trial balances or other accounting records of any sort in the Accountants' possession, accompanied by the Accountants' management letter, and to disclose to Lender any information such Accountants may have concerning Borrower's financial status and business operations. Borrower hereby authorizes all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise; however, Lender will attempt to obtain such information or materials directly from Borrower prior to seeking such information or materials from the Accountants or such authorities.

     4.9. Compliance with Laws. Borrower shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of Borrower's business the non-compliance with which would have a material adverse effect on the Collateral, or the operations, business or condition (financial or otherwise) of Borrower. Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Lenders to protect Lender's Lien on or security interest in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

     4.10. Inspection of Premises. At all reasonable times Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's business. Lender and its agents may enter upon any of Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower's business.

     4.11. Insurance. Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrower's own cost and expense in amounts and with carriers reasonably acceptable to Lender, Borrower shall (a) keep all its insurable properties and properties in which Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including, without limitation, business interruption insurance;
(b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; and (e) furnish Lender with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and
(ii) appropriate loss payable endorsements in form and substance reasonably satisfactory to Lender, naming Lender as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), (b) and (c) above, and providing (A) that all proceeds with respect to the Collateral thereunder shall be payable to Lender as its interests may appear, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be canceled, amended or terminated unless at least (x) thirty
(30) days' prior written notice is given to Lender or (y) such lesser notice as shall be provided to Borrower under its policy. In the event of any loss thereunder, the carriers named therein hereby are directed by Lender and Borrower to make payment for such loss to Lender and not to Borrower and Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Lender jointly, Lender may endorse Borrower's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), (b) and (c) above. All loss recoveries received by Lender upon any such insurance may be applied to the Obligations, in such order as Lender in its sole discretion shall determine. Any surplus shall be paid by Lender to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Lender, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Lender shall remit to Borrower insurance proceeds received by Lender during any calendar year under insurance policies procured and maintained by Borrower which insure Borrower's insurable properties to the extent such insurance proceeds do not exceed $25,000 in the aggregate during such calendar year or $25,000 per occurrence subject in each instance to satisfaction of each of the following conditions: (x) no Event of Default or Default shall then have occurred, and (y) Borrower shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose within sixty (60) days of receipt of such proceeds. In the event the amount of insurance proceeds received by Lender for any occurrence exceeds $25,000, then Lender shall not be obligated to remit the insurance proceeds to Borrower, however, in the event the insurance proceeds received exceed $25,000 but are less than $75,000, Lender will consider, in the good faith exercise of its reasonable discretion, a request by Borrower to receive such proceeds to repair, replace or restore the insurable property that was the subject of the insurable loss, subject to the conditions set forth in the preceding sentence.

     4.12. Payment of Taxes. Borrower will pay, when due, all taxes, assessments and other Charges or Claims lawfully levied or assessed upon Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any Governmental Authority is or may be imposed on or as a result of any transaction between Borrower and Lender which Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any Claim shall be made which, in Lender's or Lender's opinion, may possibly create a valid Lien, Charge or Claim on the Collateral, Lender may without notice to Borrower pay the taxes, assessments, Liens, Charges or Claims and Borrower hereby indemnifies and holds Lender harmless in respect thereof. Lender will not pay any taxes, assessments, Liens, Charges or Claims to the extent that Borrower has contested or disputed those Liens, Charges and Claims in good faith, by timely protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Lender to protect Lender's security interest in or Lien on the Collateral. The amount of any payment by Lender under this Section 4.12 shall be added to the Obligations and, until Borrower shall furnish Lender with an indemnity therefor (or supply Lender with evidence reasonably satisfactory to Lender that due provision for the payment thereof has been made), Lender may hold any balance standing to Borrower's credit in an interest-bearing account and Lender shall retain its security interest in any and all Collateral held by Lender.

     4.13. Payment of Leasehold Obligations. Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, including, without limitation, the Lease, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Lender's request will provide evidence of having done so.

     4.14.     Receivables.

          (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of Borrower, or work, labor or services theretofore rendered by Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Lender.

          (b) Solvency of Customers. Each Customer, to the best of Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of Borrower who are not solvent Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

          (c) Locations of Borrower. Borrower's chief executive office is located at 1430 Broadway, New York, New York. Until written notice is given to Lender by Borrower of any other office at which it keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

          (d) Collection of Receivables. Until Borrower's authority to do so is terminated by Lender (which notice Lender may give at any time following the occurrence of an Event of Default or a Default or when Lender in its sole discretion deems it to be in its best interest to do so), Borrower will, at Borrower's sole cost and expense, but on Lender's behalf and for Lender's account, collect as Lender's property and in trust for Lender all amounts received on Receivables, and shall not commingle such collections with Borrower's funds or use the same except to pay Obligations. Borrower shall, upon request, deliver or cause to be delivered to Lender in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

          (e) Notification of Assignment of Receivables. At any time, Lender shall have the right to send notice of the assignment of, and Lender's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. At any time after the occurrence of any Event of Default, Lender shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Lender's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, applicable secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower and added to the Obligations.

          (f) Power of Lender to Act on Borrower's Behalf. Lender shall have the right to receive, endorse, assign and/or deliver in the name of Lender or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Borrower hereby constitutes Lender or Lender's designee as Borrower's attorney with power (i) to endorse
Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Lender to preserve, protect, or perfect Lender's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral;
(viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Lender shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to Borrower to such address as Lender may designate.

          (g) No Liability. Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or reasonable delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. At any time after the occurrence of any Event of Default, Lender may, without notice or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof, and Lender is authorized and empowered to accept the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower's liability hereunder.

          (h) Adjustments. Borrower will not, without Lender's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrower.

          (i) Lockbox Agreement. Borrower shall enter into a lockbox agreement (the "Lockbox Agreement") for the collection of Borrower's Receivables. The Lockbox Agreement shall be in form and content satisfactory to Lender and shall include provisions whereby the lockbox bank (i) recognizes Lender's security interest  in  all Receivables and all amounts collected  thereon,
(ii) agrees to provide Borrower and Lender with a monthly report of Receivables collections and balances, and (iii) agrees upon notice from Lender (such notice to contain a certification by Lender that an Event of Default has occurred) to remit all amounts collected in respect of the Receivables directly to Lender.

          (j) Factoring Arrangements. During the Term, Borrower shall not factor any of its Receivables, and as of the Closing
Date, any existing factoring arrangements shall have been terminated. Notwithstanding the foregoing, Borrower shall be permitted to enter into the CIT Agreement provided that all of the following conditions are satisfied: (i) all Receivables purchased or to be purchased by CIT thereunder are purchased subject to the prior security interest of Lender; (ii) the relative rights and priorities of Lender and CIT in the Receivables of Borrower are set forth in an intercreditor agreement containing terms and conditions satisfactory to Lender;
(iii) at no time will CIT have any rights in any Receivables which are superior to Lender's rights, except with respect to past-due accounts which have been "matured" in accordance with paragraph 9 of the CIT Agreement; and (iv) the only "Obligations" of Borrower to CIT under the CIT Agreement shall be the fees, charges and commissions set forth in paragraph 11 of the CIT Agreement.

     4.15. Inventory. All Inventory has been, and will be, produced by Borrower in accordance with the Federal Fair Labor
Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

     4.16. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrower shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.

     4.17. Exculpation of Liability. Nothing herein contained shall be construed to constitute Lender as Borrower's agent for any purpose whatsoever, nor shall Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Lender shall not, whether by anything herein or in any assignment or otherwise, assume any of Borrower's obligations under any contract or agreement assigned to Lender, and Lender shall not be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

     4.18.      Environmental Matters.

          (a) Each of Borrower and Bober will ensure that all Real Property owned, operated or used by it remains in compliance with all applicable Environmental Laws and will not place or permit to be placed any Hazardous Substances on any Real Property owned, operated or used by it, except as permitted by applicable law or appropriate Governmental Authorities.

          (b) Borrower will establish and maintain a system to assure and monitor continued compliance with all applicable
Environmental Laws, which system shall include periodic review of such compliance.

          (c) Each of Borrower and Bober will (i) employ in connection with its use of any Real Property owned, operated or used by it appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at such Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Each of Borrower and Bober shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower or Bober, as the case may be, in connection with the transport or disposal of any Hazardous Waste generated at any Real Property.

          (d) In the event Borrower or Bober obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at any Real Property owned, operated or used by it (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at such Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting such Real Property or its interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which such Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower or Bober, as the case may be, shall, within five (5) Business Days, give written notice of same to Lender detailing facts and circumstances of which it is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Lender to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Lender with respect thereto.
            (e) Each of Borrower and Bober shall promptly forward
to Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by it to dispose of Hazardous Substances and shall continue to forward copies of correspondence between it and the Authority regarding such claims to Lender until the claim is settled. Each of Borrower and Bober shall promptly forward to Lender copies of all documents and reports concerning a Hazardous Discharge at any Real Property owned, operated or used by it that it is required to file under any Environmental Laws. Such information is to be provided solely to allow Lender to protect Lender's security interest in the Real Property and the Collateral.

          (f) Each of Borrower and Bober shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If Borrower or Bober shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or if Borrower or Bober shall fail to comply with any of the requirements of any Environmental Laws, Lender may, but without the obligation to do so, for the sole purpose of protecting its interest in
Collateral:   (A) give such notices or (B) enter  onto  the  Real
Property (or authorize third parties to enter onto the Real Property) and take such actions as Lender (or such third parties as directed by Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender and Borrower.

            (g) Promptly upon the written request of Lender from time to time, each of Borrower and Bober shall provide Lender, at its expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Lender, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within any Real Property owned, operated or used by it. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Lender. If such estimates, individually or in the aggregate, exceed $100,000, Lender shall have the right to require Borrower or Bober to post a bond, letter of credit or other security reasonably satisfactory to Lender to secure payment of these costs and expenses.

          (h) Each of Borrower and Bober shall defend and indemnify Lender and hold it and its employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Lender under or on account of any Environmental Laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting any Real Property, whether or not the same originates or emerges from such Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expenses is attributable to any Hazardous Discharge resulting from actions on the part of Lender. The obligations of Borrower and Bober under this Section 4.18 shall arise upon the discovery of the presence of any Hazardous Substances at any Real Property owned, operated or used by it, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. The obligations and the indemnifications of Borrower and Bober under this Section 4.18 shall survive the termination of this Agreement.

          (i) It is expressly understood and agreed that, with respect to any Real Property which is leased by Borrower, Borrower shall only be responsible for compliance with those Environmental Laws which are applicable to Borrower as tenant or lessee of such Real Property, and nothing in this Section 4.18 shall be construed as requiring Borrower to perform or observe any obligations or duties which, under applicable Environmental Laws, are imposed solely on the owner of such Real Property.

     4.19. No Filings. Except for (i) financing statements filed by Lender, (ii) the financing statements described on
Schedule  1.2(b)  attached  hereto (Permitted  Encumbrances)  and
(iii) the financing statements described on Schedule 4.19 attached hereto (all of which are to be terminated as of the Closing or within sixty (60) days thereafter, as provided in
Section 8.4(h)), no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

     4.20. Insurance Policies; Assignment of Insurance. Borrower will at all times during the Term maintain one or more "key man" life insurance policies, in the aggregate face amount of at least $2,000,000, insuring the life of Bober, and one of more disability insurance policies providing for payment of a single benefit in the aggregate face amount of at least $1,000,000 in the event Bober is disabled for a period of twelve
(12) consecutive months (collectively, the "Insurance Policies"). Each of the Insurance Policies shall name Lender as the sole beneficiary thereof and shall be assigned to Lender pursuant to the Assignment of Insurance as additional collateral security for the Obligations. In the event Bober should die or become disabled for a period of twelve (12) consecutive months before all Obligations have paid to Lender, Borrower may place the proceeds of any applicable Insurance Policies in a cash collateral account to secure the Obligations or, at the option of Lender, may apply such proceeds as a payment on the Term Note. In order to provide Lender with valid assignments of the Insurance Policies, Borrower shall: (i) at the Closing or within sixty (60) days thereafter, deliver the originals of each of the Insurance Policies to Lender, (ii) execute and deliver to Lender the Assignment of Insurance, together with such life insurance questionnaires and other related documents as Lender may reasonably request, and
(iii) at its sole expense, upon the request of Lender, promptly execute and deliver, or cause to be executed and delivered, to Lender, such additional assignments and other documents, and do such other acts and things with respect to the Insurance Policies, as Lender may reasonably deem necessary or advisable to protect or perfect its interest in the Insurance Policies.

     4.21. Assignment of Lease. Borrower shall assign to Lender as additional collateral security all of Borrower's leasehold interests and rights under the Lease, such assignment to be effective at the option of Lender upon the occurrence of any Event of Default and notification by Lender to Landlord. In order to provide Lender with a valid default assignment of the Lease, Borrower shall: (i) at the Closing, deliver the Assignment of Lease to Lender, duly executed by Borrower and Landlord; and
(ii) from time to time after the Closing, at its sole expense, promptly execute and deliver, or cause to be executed and delivered, to Lender such additional instruments, assignments and other documents, and do such other acts and things with respect to the Lease, as Lender may reasonably deem necessary or advisable to protect or perfect its interest in the Lease.

     4.22. Pledge of Stock. Bober shall grant and maintain in favor of Lender a valid and perfected first priority security interest in and to all shares of Stock. In order to provide
Lender with a valid and perfected, first priority security interest in and to the Stock, Bober shall: (i) at the Closing, execute and deliver the Stock Pledge Agreement, together with such stock powers or stock assignments as Lender may deem necessary or advisable; (ii) at Bober's sole expense, without any request from Lender, immediately deliver or cause to be delivered to Lender, in due form for transfer, all proceeds of the Stock consisting of promissory notes, instruments, securities or the like; and (iii) from time to time after the Closing, at Bober's sole expense, promptly execute and deliver, or cause to be executed and delivered, to Lender such additional security agreements, instruments, assignments, financing statements and other documents, and do such other acts and things with respect to the Stock, as Lender may reasonably deem necessary or advisable to protect or perfect its security interest in the Stock.

     4.23. Mortgage on Bober Farm. Bober shall grant Lender a valid mortgage lien on the Bober Farm, which mortgage shall be subject only to the First Mortgage in favor of the First Mortgage Lender. In order to provide Lender with a valid and perfected first mortgage lien on the Bober Farm, Bober shall: (i) at the Closing, execute and deliver the Mortgage and take or cause to be taken the actions specified in Section 8.11 hereof; and (ii) from time to time after the Closing, at Bober's sole expense, upon the request of Lender, promptly execute and deliver, or cause to be executed and delivered, to Lender such additional instruments, assignments, financing statements and other documents, and do such other acts and things with respect to the Bober Farm, as Lender may reasonably deem necessary or advisable to protect or perfect its mortgage on the Bober Farm.

     4.24. Guaranty. Bober will execute and deliver the Guaranty to Lender at the Closing and will at all times absolutely and unconditionally guarantee the prompt payment and performance of the Obligations. To secure his obligations under the Guaranty, Bober will assign and pledge to Lender, and grant Lender a perfected security interest in, the Bober Cash Collateral Account. Such pledge and security interest shall be first and prior to all other pledges, security interests and encumbrances, other than the prior pledge in favor of Chase to secure Borrower's reimbursement obligations under the letter of credit issued by Chase pursuant to the Shinyei Agreement.

     4.25. Failure to Obtain or Pay Insurance. If Borrower shall fail to obtain insurance as required by any provision of this Agreement, including, without limitation, Sections 4.11 and
4.20 hereof, or to keep the same in force, Lender, if Lender so elects, may obtain such insurance and pay the premium therefor on Borrower's behalf, and any expenses so paid shall be part of the Obligations.

     4.26. Release of Collateral and Guaranty. At such time that all liabilities and indebtedness of Borrower to Lender arising under or evidenced by this Agreement, the Term Note or any other Loan Documents has been irrevocably paid and discharged in full, Lender agrees that it will, at Borrower's sole expense, and notwithstanding that there may then be outstanding other liabilities, obligations or indebtedness owing by Borrower to Lender (including obligations under or with respect to the Warrant or the Clothing Services Agreement), execute such documents and instruments and do such other acts and things as may be reasonably necessary in order to: (i) release its security interest in the Collateral; (ii) terminate all financing statements signed by Borrower covering the Collateral; (iii) terminate or release all other official filings relating to the Collateral; (iv) terminate the Assignment of Insurance; (v) terminate the Assignment of Lease; (vi) terminate the Guaranty;
(vii) release the Bober Mortgage; and (viii) release its security interest in the Stock and terminate the Stock Pledge Agreement.

V.   REPRESENTATIONS AND WARRANTIES.

     Borrower and Bober jointly and severally represent and warrant to Lender that, at the Closing Date:

     5.1. Authority; Enforceability. Borrower has full power, authority and legal right to enter into this Agreement and each of the Loan Documents to which it is a party and to perform all Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each of the Loan Documents to which Borrower is a party (a) are within Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's by-laws, certificate of incorporation or other applicable documents relating to Borrower's formation or to the conduct of Borrower's business or of any material agreement or undertaking to which Borrower is a party or by which Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien (except in favor of Lender) upon any asset of Borrower under the provisions of any agreement, charter document, instrument, by-law, of other instrument to which Borrower or its property is a party or by which it may be bound. This Agreement and each of the Loan Documents to which Borrower is a party have been duly executed on behalf of Borrower and delivered to Lender and constitute valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.2. Formation and Qualification.

          (a) Borrower is duly incorporated and in good standing under the laws of the State of New York and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) attached hereto, which constitute all states in which qualification and good standing are necessary for Borrower to conduct its business and own its property and where the failure to so qualify would have a material adverse effect on Borrower or its business. Borrower has delivered to Lender true and complete copies of its certificate of incorporation and by-laws and will promptly notify Lender of any amendment or changes thereto.

          (b)   The  only  Subsidiary of Borrower is  Euro-Linea.
Euro-Linea is defunct, does not engage in any business activities or operations, and has no assets.

     5.3. Tax Returns. Borrower's federal tax identification number is 06-1006171. Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental Charges that are due and payable. Federal, state and local income tax returns of Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 1995. The provision for taxes on the books of Borrower, as reflected in the financial statements referred to in Section 5.4(a) hereof, is adequate for all years not closed by applicable statutes and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

     5.4. Financial Statements.

          (a) The audited financial statements of Borrower for the fiscal year ended December 31, 1995, and the interim unaudited financial statements of Borrower for the nine (9) months ended September 30, 1996, copies of which have been furnished to Lender, were prepared in conformity with GAAP, are correct and complete in all material respects, and fairly present the financial position of Borrower as of the respective dates thereof. There has occurred no material adverse change in the financial position of Borrower from the last effective dates of such financial statements to the date of this Agreement. Borrower does not have (i) any Indebtedness which is not reflected in such financial statements, but which, under GAAP, was required to be so reflected, or (ii) any unusual or long-term commitments or any unrealized or anticipated losses from any commitments which are not reflected in such financial statements.

          (b) The pro forma balance sheet of Borrower (the "Pro Forma Balance Sheet") furnished to Lender on the Closing Date reflects the balance sheet of Borrower as at September 30, 1996, as adjusted to give effect to the consummation of the transactions contemplated under this Agreement and fairly reflects the financial position of Borrower as of the Closing Date after giving effect to such transactions.

          (c) The Projections (i.e., cash flow projections of Borrower and its projected balance sheets and profit and loss statements) for the fiscal years ending December 31, 1996 and 1997, respectively, copies of which are attached hereto as
Schedule 5.4(c), were prepared by Borrower, were reviewed by Bober and by Consultant, and are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrower's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. As at the Closing Date, Borrower is in compliance with the Projections for the fiscal year ending December 31, 1996, in all material respects. Borrower understands that (i) the provisions of Section 8.18 and 9.12 hereof (providing that the Projections must be satisfactory to Lender) are solely for the benefit of Lender, (ii) by accepting or approving any Projections, Lender is not assuming any responsibility to Borrower for the accuracy or validity of the Projections (or the correctness of the assumptions or methodology underlying the Projections), and (iii) Lender is not in any manner assuring or guaranteeing Borrower that any Projections will actually be achieved or that the Clothing Services Commissions actually earned by Borrower will be equal to those set forth in any Projections.

     5.5. Corporate Name. Borrower has not been known by any other corporate name in the past five years and does not conduct business under any trade name or other name. Borrower has not during the preceding five (5) years been a party to any merger or consolidation or acquired all or substantially all of the assets of any Person.

     5.6. O.S.H.A. and Environmental Compliance.

          (a) Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations.

          (b) Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

          (c) With respect to Hazardous Substances: (i) there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property; (ii)
there are no underground storage tanks or polychlorinated biphenyls on any Real Property; (iii) none of the Real Property has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on any Real Property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower.

     5.7. No Litigation or Default.

          (a) Except as disclosed in Schedule 5.7 attached hereto, there is no pending or threatened lawsuit, action or proceeding (including any arbitration proceeding) against Borrower or involving any of its assets or properties which, if adversely decided, would in any manner materially and adversely affect its business, assets, operations, condition or prospects, financial or otherwise, or the Collateral, or the ability of Borrower to perform this Agreement.

          (b) Schedule 5.7(b) attached hereto sets forth a complete and accurate list of all outstanding or unsatisfied judgments, writs, orders, decrees and injunctions against Borrower or affecting any portion of the Collateral or any other of Borrower=s assets and properties (collectively, the AUnsatisfied Judgments@). Each Unsatisfied Judgment (and any judgment Lien resulting therefrom) either (i) will be satisfied and released as of the Closing or within sixty (60) days thereafter, as provided in Section 8.4(h), or (ii) has been stayed or bonded on appeal and adequate reserves therefor have been taken in conformity with GAAP and are reflected in the financial statements referred to in Section 5.4(a) hereof.

          (c) Borrower is not in violation of any applicable statute, regulation or ordinance in any respect materially and adversely affecting the Collateral or its business, assets, operations or condition (financial or otherwise), or prospects, nor is Borrower in violation of any order of any court, Governmental Authority or arbitration board or tribunal.

     5.8. ERISA Plans. Neither Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8 attached hereto. Except as set forth in Schedule 5.8 attached hereto, (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof or by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) as of the date of this Agreement, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability,
(viii) neither Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is Subject to ERISA, (ix) Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 C.F.R. 2615.3 has not been waived, (xi) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, and (xii) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

     5.9. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by Borrower are set forth on Schedule 5.9 attached hereto, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design rights tradename, trade secret or license and Borrower is not aware of any grounds for any challenge, except as set forth in Schedule 5.9 attached hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by Borrower, and each trade secret used by Borrower, consists of original material or property developed by Borrower or was lawfully acquired by Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by Borrower, Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 attached hereto.

       5.10.     Licenses and Permits.  Except as  set  forth  in
Schedule 5.10 attached hereto, Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses and permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of Borrower.
     5.11. Default of Indebtedness. Borrower is not in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

     5.12. No Default. Borrower is not in default in the payment or performance of any of its contractual obligations.

     5.13.     No Burdensome Restrictions. Except as set forth in
Schedule 5.13 attached hereto, Borrower is not party to any contract or agreement the performance of which would materially adversely affect the business, assets, operations, condition (financial or otherwise) or prospects of Borrower. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

     5.14. No Labor Disputes. Borrower is not involved in any labor dispute, and there are no strikes or walkouts or union organization of any of Borrower's employees threatened or in existence. Borrower is not party to any labor contract or collective bargaining agreement with any of its employees or any union representing any of its employees.

     5.15. Margin Regulations. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any advance under the Existing Note was or will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors or for any other purpose which might cause the Term Loan to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of such Board of Governors.

     5.16.      Investment  Company  Act.   Borrower  is  not  an
"investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

     5.17. Disclosure. No representation or warranty made by Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to Lender in writing with respect to the transactions contemplated by this Agreement which materially and adversely affects the condition (financial or otherwise), results of operations, business, or assets of Borrower.
     5.18. Swaps. Borrower is not a party to, nor will it be a party to, any swap agreement whereby Borrower has agreed or will agree to swap interest rates or currencies.

     5.19. Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained or which, if not obtained, would in any way prevent the execution, delivery or performance of, the terms of this Agreement or any of the Loan Documents.

     5.20. Application of Certain Laws and Regulations. Neither Borrower nor any Affiliate of Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     5.21. Business and Property of Borrower. During the Term, Borrower does not propose to engage in any business other than that engaged in by Borrower on the Closing Date and activities necessary to conduct such business. On the Closing Date, Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of Borrower.

     5.22.      Liens.   Except  for (i) Permitted  Encumbrances,
(ii) financing statements disclosed on Schedule 4.19 attached hereto, and (iii) Unsatisfied Judgments (and judgment Liens arising therefrom) disclosed on Schedule 5.7(b) attached hereto, there are no Liens, Claims or Charges in existence with respect to the Collateral or any other assets or property of Borrower. Borrower does not have any other loans, extensions of credit, reimbursement obligations or other indebtedness or obligations, whether absolute or contingent, due and owing (or to become due and owing) to Chase which are secured in whole or in part by the Collateral, nor has Borrower entered into any commitments with Chase for any of the foregoing.

     5.23. No Defenses. Borrower has no defense, counterclaim or offset with respect to the Existing Loan Agreement or the Existing Note or any of the Obligations thereby evidenced. There are no commitments or obligations of Chase to Borrower which are outstanding or unsatisfied under the Existing Loan Agreement and for which Lender will have or will assume responsibility or liability, and Borrower hereby expressly releases Lender from any responsibility or liability for any outstanding commitments or obligations of Chase to Borrower existing as of the Closing Date.

     5.24. Concerning the First Mortgage. The indebtedness secured by the First Mortgage is current and has a balance of $1,072,526.72, bearing interest at 9.875% per annum, is due on July 1, 2019, and requires monthly payments of principal and interest in the amount of $10,055.35.

     5.25. Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement and the Loan Documents shall survive the execution, delivery and acceptance thereof by the parties hereto and thereto and the closing of the transactions described herein or related thereto.

VI.  AFFIRMATIVE COVENANTS.

     Borrower shall, until payment in full of the Obligations and termination of this Agreement (unless Lender shall otherwise consent in writing):

     6.1.  Conduct  of Business and Maintenance of Existence  and
Assets.

          (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral.

          (b) Keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business.

          (c) Make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States of America or any political subdivision thereof.

     6.2. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods, and in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Lender may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lender.

     6.3. Violations. Promptly notify Lender in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to Borrower which may materially and adversely affect the Collateral or Borrower's business, assets, operations, condition (financial or otherwise) or prospects.

     6.4. Books and Records. Maintain books and records and administer a system of accounting in accordance with sound business practices sufficient to permit the preparation of financial statements in conformity with GAAP. Lender shall have the right to examine and copy such books and records at Borrower's expense, and to discuss the affairs, operations, finances and accounts of Borrower with Borrower's officer and directors, during business hours and upon reasonable notice.

     6.5 Field Audits; Inspection. Permit Lender, through its authorized representatives, to conduct periodic field audits of Borrower and to review Borrower=s operations, books and records, accounts receivable methods and controls, credit policies, chargeoff policies, collection procedures, compliance with applicable laws, and other matters relating to the value and maintenance of the Receivables and other Collateral and Borrower's financial reporting. Borrower shall pay to Lender (i) all reasonable out-of-pocket expenses, costs and disbursements, not to exceed $5,000, for each field audit conducted by Lender, and (ii) all reasonable out-of-pocket expenses, costs and disbursements incurred by Lender in connection with any other monitoring of the Collateral determined by Lender in its reasonable discretion to be necessary.

     6.6. Execution of Supplemental Instruments. Execute and deliver to Lender from time to time, upon demand, such supplemental agreements, instruments, documents, statements, assignments, transfers and instructions as Lender may from time to time reasonably request to carry out the purposes, terms and conditions of this Agreement.

     6.7 Payment of Term Loan. Pay all principal and interest on the Term Loan according to the reading, tenor and effect of this Agreement and the Term Note and do and perform every act and discharge every obligation provided to be performed or discharged by Borrower under this Agreement or the Loan Documents at the time or times and in the manner therein specified.

     6.8. Reimbursement of Expenses. Pay to Lender on demand all costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, survey costs, appraisal fees and filing fees, incurred by Lender (a) in connection with the negotiation, preparation and Closing of this Agreement and the consummation of the transactions contemplated hereby, or (b) in connection with the purchase of the Existing Note from Chase, or
(c) in connection with all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (d) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (e) in instituting, maintaining, preserving, enforcing and foreclosing on Lender's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (f) in defending or prosecuting any actions or proceedings arising out of or relating to Lender's transactions with Borrower, or (g) in connection with any advice given to Lender with respect to its rights and obligations under this Agreement and all related agreements; provided, however, that the total attorneys' fees to be reimbursed by Borrower pursuant to the foregoing clauses (a) and (b) shall not in any event exceed $45,000. In addition, Borrower agrees to pay to Lender on demand the fees and expenses of Lender=s auditing firm, if such auditors require any examination or audit of Borrower in order to assess the value and collectibility of the Term Loan. All costs and expenses to be paid by Borrower pursuant to this
Section 6.8 shall be payable upon demand and, until paid to Lender, shall be part of the Obligations. Lender shall have the right to effectuate payment of any amounts due and owing hereunder by offsetting amounts due from Lender to Borrower, including amounts which may be owing by Lender to Borrower under the Clothing Services Agreement.

     6.9. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.1, 9.2, 9.3, 9.4 and 9.5 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by the Accountants or Borrower's Chief Financial Officer, as the case may be, and disclosed therein).

VII. NEGATIVE COVENANTS.

     Borrower shall not, until satisfaction in full of the Obligations and termination of this Agreement (unless Lender shall otherwise consent in writing):

     7.1. Merger, Consolidation, Acquisition and Sale of Assets.

          (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it.

          (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business and in accordance with the provisions of Section 4.3.

     7.2. Creation of Liens. Create or suffer to exist any Lien, Charge, Claim or transfer upon or against any of its property or assets now owned or hereafter acquired, including, without limitation, the Collateral and all Inventory, except Permitted Encumbrances.

     7.3. Guarantees. Become liable for the Indebtedness of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lender in connection with the transactions contemplated by this Agreement), except the endorsement of checks in the ordinary course of business.

     7.4. Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, provided that such obligations mature no later than one year from the date of the acquisition thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances and other short-term direct obligations having maturities of not more than 180 days of any commercial bank if such bank has a combined capital and surplus of at least $500,000,000 and (d) U.S. money market mutual funds having assets in excess of $2.0 billion.

     7.5. Loans.

          (a) Make or permit to be outstanding any advances, loans or extensions of credit to any Person, including, without limitation, Bober or any Subsidiary or Affiliate, other than (i) Receivables arising from sales of Inventory in the ordinary course of business, (ii) loans to employees of Borrower (other than Bober) which do not exceed $10,000 per employee or $30,000 in the aggregate, and (iii) the Bober Loan.

          (b) Waive or forgive any payment due from Bober under the Bober Note, grant Bober any extension of time for payment, or otherwise failure to collect the Bober Note in accordance with the repayment schedule set forth in the Employment Agreement.

     7.6. Capital Expenditures. Contract for, purchase or make any Capital Expenditures in excess of (i) the aggregate amount of $150,000 in any fiscal year, and (ii) the Capital Expenditures set forth in the applicable Projections for such fiscal year and approved by Lender.

     7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower.

     7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt which is not in default or past due) of Borrower except in respect of (i) Obligations owing to Lender; and (ii) Indebtedness incurred for Capital Expenditures permitted under Section 7.6 hereof, provided that the aggregate Indebtedness outstanding at any time with respect to capitalized leases shall not exceed $200,000.

     7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged or, except as specifically permitted hereby, purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

     7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions disclosed in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

     7.11.       Leases.    Enter  as  lessee  into   any   lease
arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof), except for existing leases as set forth on Schedule 7.11 attached hereto.

     7.12.     Subsidiaries and Affiliates.

          (a)  Form or acquire any Subsidiary or Affiliate.

          (b) Transfer any assets or properties to Euro-Linea or permit Euro-Linea to engage in any business activity.

          (c) Enter into any partnership, joint venture or similar arrangement.

     7.13.      Fiscal Year and Accounting Chances.   Change  its
fiscal year from December 31 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or
(ii) in tax reporting treatment except as required by law.

     7.14.       Pledge  of  Credit.   Now  or  hereafter  pledge
Lender's credit on any purchases or for any purpose whatsoever.

     7.15.      Amendment of Articles of Incorporation,  By-Laws.
Amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws unless required by law.

     7.16.     Compliance with ERISA.

          (a) Maintain, or permit any member of the Controlled Group to maintain, or become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on
Schedule 5.8 attached hereto.

          (b)   Engage,  or  permit any member of the  Controlled
Group to engage, in any non-exempt "prohibited transaction," as that term is defined in section 406 of ERISA and Section 4975 of the Code.

          (c)   Incur,  or  permit any member of  the  Controlled
Group to incur, any "accumulated funding deficiency," as that term is defined in Section 302 of ERISA or Section 412 of the Code.

          (d) Terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of Borrower or any member of the Controlled Group or the imposition of a lien on the property of Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA.

          (e)   Assume,  or  permit any member of the  Controlled
Group   to   assume,   any  obligation  to  contribute   to   any
Multiemployer Plan not disclosed on Schedule 5.8 attached hereto.

          (f)   Incur,  or  permit any member of  the  Controlled
Group  to  incur,  any withdrawal liability to any  Multiemployer
Plan.

          (g) Fail promptly to notify Lender of the occurrence of any Termination Event.

          (h) Fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan.

          (i) Fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

     7.17. Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness (other than to Lender), or repurchase, redeem, retire or otherwise acquire any Indebtedness of Borrower other than with the prior written consent of Lender.

     7.18. Net Income. Permit its Net Income to be less than zero ($0) in any fiscal year.

     7.19  Current  Assets. Permit the sum of cash on  hand  plus
Eligible Receivables at any time to be less than the amount set forth below for the applicable period:

     Period                                       Amount

     Closing                     Date                     through
$1,000,000.00
     May 31, 1997

     June    1,   1997,   through                               $
750,000.00
     July 30, 1997

     At                July               31,                1997
$1,200,000.00

     August         1,         1997,        and        thereafter
$1,500,000.00

Borrower may include in the calculation of cash for purposes of this Section 7.19 the balance of the Bober Cash Collateral
Account, less any portion as to which Chase has priority.

     7.20. Amendment of Certain Agreements. Enter into any amendment, modification, waiver or termination of the Consulting Agreement, the Bober Employment Agreement or the Bober Note, or enter into any amendment, modification or waiver of the CIT Agreement.

     7.21.      Executive  Compensation.  Pay total  compensation
(including salaries, fees and bonuses), directly or indirectly, in money or otherwise, contrary to the provisions of the Bober
Employment Agreement.

     7.22. Compliance With Projections. Fail to comply with any Projections submitted hereunder during the relevant time period covered by such Projections.

VIII.     CONDITIONS PRECEDENT.

     The agreement of Lender to restructure the Obligations under the Existing Note is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the Closing (except as provided in Section 8.4(g) and (h) hereof), of all of the following conditions precedent:

     8.1. Execution and Delivery of Loan Documents. Lender shall have received originals of each of the following, each dated as of the Closing Date and duly executed and acknowledged (where necessary) by each of the appropriate parties thereto:

          (a)  this Agreement;

          (b)  the Term Note;

          (c)  the Assignment of Lease;

          (d)  the Assignment of Insurance;

          (e) the Guaranty, together with a pledge agreement (or other comparable instrument) covering the Bober Cash Collateral
Account;

          (f) the Bober Forbearance Agreement, in form and substance satisfactory to Lender in its sole discretion;

          (g)  the Mortgage;

          (h)  the Stock Pledge Agreement;

          (i)    the   First  Amendment  to  Trademark   Security
Agreement; and

          (j) all other Loan Documents contemplated by this Agreement.

     8.2. Assignments from Chase. Chase shall have (i) assigned to Lender all of its rights under the Existing Loan Agreement, the Existing Note and other Original Agreements pursuant to an instrument of assignment in form and content reasonably satisfactory to Lender, (ii) delivered to Lender the original of the Existing Note, endorsed without recourse to Lender, (iii) delivered to Lender originals or copies certified to be true and correct of the Existing Loan Agreement and all other Original Agreements, (iv) executed and delivered to Lender appropriate assignments on Form UCC-3 of all UCC financing statements on file in any filing office naming Borrower as debtor and Chase (or any of its predecessors) as secured party, (v) executed and delivered to Assignment of Security for filing in the U.S. Patent and Trademark Office, (vi) executed and delivered to Lender an Assignment of Collateral Assignment of Life Insurance Policy with respect to the Insurance Policy previously assigned to Chase, and
(vii) executed and delivered to Lender an Assignment of Judgment with respect to the Bober Judgment, and (viii) executed and delivered to Lender such other assignments and instruments, in form and content reasonably satisfactory to Lender, of any other Original Agreements as Lender may reasonably request.

     8.3. Issuance of Warrant. Borrower shall have duly issued and delivered the Warrant to Lender.

     8.4. Perfection, Filings, Registrations and Recordings.

          (a) Each document (including, without limitation, any UCC financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Lender to be filed, registered or recorded in order to create, in favor of Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

          (b) Lender shall have received certified responses to search requests reflecting that there are no currently effective UCC financing statements or tax Liens on file in any applicable filing office covering any of the Collateral, other than (i) UCC financing statements in favor of Lender, (ii) UCC financing statements in favor of Chase which are to be assigned to Lender at the Closing, and (iii) UCC financing statements disclosed on
Schedule 4.19 attached hereto (all of which shall be terminated as of the Closing or within sixty (60) days following the Closing pursuant to Section 8.4(h) hereof).

          (c) Lender shall have received satisfactory evidence that all Unsatisfied Judgments and all judgment Liens arising therefrom, except for those Unsatisfied Judgments and judgment Liens to be released within sixty (60) days following the Closing pursuant to Section 8.4(h) hereof, have either (i) been paid and satisfied in full and will be released or terminated of record, or (ii) been stayed or bonded on appeal and adequate reserves therefor have been taken in conformity with GAAP and are reflected in the financial statements referred to in Section 5.4(a) hereof.

          (d) Lender shall have been provided a true and correct copy of the Lockbox Agreement.

          (e) Lender shall have been provided with satisfactory evidence that all factoring agreements between Borrower and CIT, including, without limitation, the Factoring Agreement dated August 22, 1994, and all related factoring arrangements contemplated thereby, have been terminated and canceled; provided, however, that Borrower may enter into the CIT Agreement as long as the conditions set forth in Section 4.14(j) are satisfied throughout the Term.

          (f) All stock certificates evidencing the Stock, together with appropriate stock powers or stock assignments executed in blank by Bober, shall have been delivered to Lender.

          (g) Each of the Insurance Policies shall have been issued to Borrower, and the originals of each shall have been delivered to Lender (or, in the case of the disability Insurance Policy, the originals shall be delivered to Lender within sixty
(60) days following the Closing).

          (h) Within sixty (60) days following the Closing, Lender shall have been provided with satisfactory evidence that each of the UCC financing statements disclosed on Schedule 4.19 attached hereto and each of the Unsatisfied Judgments (and any judgment Liens arising therefrom) disclosed on Schedule 5.7(b) attached hereto have been terminated, released or otherwise satisfied.

     8.5. Corporate Proceedings of Borrower. Lender shall have received a copy of the resolutions in form and substance reasonably satisfactory to Lender, of the Board of Directors of Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Term Notes and all other Loan Documents to which Borrower is a party and (ii) the granting by Borrower of the security interests in and liens upon the Collateral, in each case certified by the Secretary or an Assistant Secretary of Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

     8.6. Incumbency Certificates of Borrower. Lender shall have received a certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing this Agreement, any other Loan Documents to which Borrower is a party, and any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     8.7. Certificates. Lender shall have received a copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation, together with copies of the By-Laws of Borrower and all agreements of Borrower's shareholders certified as accurate and complete by the Secretary of Borrower.

     8.8. Good Standing Certificates. Lender shall have received good standing certificates for Borrower dated a recent date issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its properties necessitates qualification.

     8.9. Legal Opinion. Lender shall have received the executed legal opinion of Shiff & Tisman, in form and substance satisfactory to Lender, which shall cover such matters incident to the transactions contemplated by this Agreement as Lender may reasonably require, and Borrower hereby authorizes and directs such counsel to deliver such opinions to Lender.

     8.10. Landlord Consent. Borrower shall have obtained a Consent from Landlord (which Consent may be included in the Assignment of Lease) whereby Landlord (i) consents to the terms and conditions of the Assignment of Lease and (ii) agrees to permit Lender to assume the Lease, if Lender elects to effectuate an assignment of the Lease after the occurrence of an Event of Default.

     8.11.     Concerning the Mortgage.

          (a) Bober shall have furnished Lender with a title insurance policy from a company acceptable to Lender, insuring that Bober holds title to the Bober Farm in fee simple, and that the Mortgage constitutes a valid mortgage lien on the Bober Farm, subject only to the interests of the First Mortgage Lender, with such endorsements as Lender may require.

          (b) Bober shall have provided Lender with an appraisal of the Bober Farm, prepared by an MAI appraiser and in form satisfactory to Lender, showing the Bober Farm to have a fair market value at least $500,000.00 in excess of the amount owing to the First Mortgage Lender. If Lender requires an updated appraisal during the Term, Bober shall obtain the same at his sole expense.

          (c) Bober shall have provided Lender with an ALTA survey of the Bober Farm, in form satisfactory to Lender, prepared by a registered land surveyor and in form sufficient to permit the removal from the mortgage title policy of such title exceptions as shall be required by Lender. If Lender requires an updated survey during the Term, Bober shall obtain the same at his sole expense.

          (d) Bober shall have obtained each of the following from the First Mortgage Lender and delivered the same to Lender:
(i) First Mortgage Lender's consent to the Mortgage and an agreement to notify Lender in the event of any default by Bober under the First Mortgage and to provide Lender an opportunity to cure such default; (ii) First Mortgage Lender's modification of its loan documents to eliminate any clause that provides that the First Mortgage will secure future advances to Bober or other obligations of Bober to First Mortgage Lender incurred after the Closing Date, with the exception of advances to First Mortgage Lender's counsel in the event of a default by Bober under the First Mortgage; and (iii) an estoppel letter assuring Lender that the current loan balance secured by the First Mortgage is as represented in Section 5.24 hereof, and that there are no defaults under the terms and provisions of the First Mortgage or First Mortgage Lender's loan documents.

     8.12. Repayment Schedule for Bober Loan. Bober shall have executed and delivered to Borrower a promissory note in the principal amount equal to the outstanding balance of the Bober Loan (the "Bober Note"), in form and substance reasonably satisfactory to Lender and containing a repayment schedule acceptable to Lender. Such repayment schedule shall provide for a reasonable rate of interest and a repayment at a rate of at least $5,000.00 per month.

     8.13. Bober Employment Agreement. Borrower and Bober shall have entered into a five (5) year written employment agreement (the "Bober Employment Agreement"), in form and substance reasonably satisfactory to Lender and providing for Bober's full-time service as Chairman and Chief Executive Officer of Borrower and providing for a salary of not to exceed $360,000.00 per year, and, if Borrower's annual after tax profits exceed $1,000,000.00 in any fiscal year, a bonus of forty percent (40%) of the amount of such excess, subject to the requirement that fifty percent (50%) of such bonus be applied to the Bober Loan until paid.

     8.14. Consulting Agreement. Borrower and Consultant shall have entered into a consulting agreement (the "Consulting Agreement"), in form and substance reasonably satisfactory to Lender, having a term of at least three (3) years, and providing, among other things, for Consultant to receive compensation of not more than $50,000.00 per year and for Consultant to provide regular reports to Borrower and Lender.

     8.15. No Litigation. No litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against Borrower or against the officers or directors of Borrower (i) in connection with this Agreement or other Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Lender, is deemed material or (ii) which if adversely determined, would, in the reasonable opinion of Lender, have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Borrower, and no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the transactions contemplated by this Agreement shall have been issued by any Governmental Authority.

     8.16. Financial Condition Opinions. Lender shall have received executed Officers' Certificates satisfactory in form and substance to it to the effect that, as of the Closing Date and after giving effect to the transactions contemplated by this Agreement, current projections which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect Borrower's judgment based on present circumstances of the most likely set of conditions and Borrower's most likely course of action for the period projected, demonstrate that Borrower will have sufficient cash flow to enable it to pay its debts as they mature.

     8.17.        Expenses.    Lender   shall    have    received
reimbursement of all costs and expenses incurred by Lender as of the Closing Date, including legal fees, costs and disbursements set forth in Section 6.8 hereof.

     8.18.     Pro Forma Financial Statements.  Lender shall have
received  copies  of  the  Pro  Forma  Balance  Sheet   and   the
Projections described in Section 5.4(c) hereof, and each shall be satisfactory in all respects to Lender.

     8.19. Insurance. Lender shall have received certified copies, in form and substance satisfactory to Lender, of Borrower's casualty insurance policies, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee, and certified copies of Borrower's liability insurance policies, together with endorsements naming Lender as a co-insured.

     8.20. Consents. Lender shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Loan Documents, and Lender shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Lender and its counsel shall deem necessary.

     8.21. No Adverse Material Change. Since June 30, 1996 (the date of the latest financial statements provided to Lender), there shall have occurred (i) no material adverse change in the condition, financial or otherwise, operations, properties or prospects of Borrower, (ii) no material damage or destruction to any of the Collateral nor any material depreciation in the value thereof and (iii) no event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower.

     8.22.        Representations   True    and    Correct.    No
representations made or information supplied to Lender shall have been proven to be inaccurate or misleading in any material respect.

     8.23. Bober Financial Statements. Lender shall have received a recent financial statement of Bober, which shall be satisfactory in all respects to Lender.

     8.24. Contract Review. Lender shall have reviewed all material contracts of Borrower, including, without limitation, leases, union contracts, labor contracts, Customer contracts, vendor supply contracts, license agreements and distributorship agreements, and all such contracts and agreements shall be reasonably satisfactory in all respects to Lender.

     8.25. Representations and Warranties. Each of the representations and warranties made by Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

     8.26. No Default. No Event of Default or Default shall have occurred and be continuing on the Closing Date or would exist after giving effect to the consummation of the transactions contemplated by this Agreement.

     8.27. Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Lender and its counsel.

IX.  INFORMATION AS TO BORROWER.

     Borrower   shall,  until  satisfaction  in   full   of   the
Obligations and the termination of this Agreement (unless lender shall otherwise consent in writing):

     9.1. Annual Financial Statements. Furnish Lender within ninety (90) days after the end of each fiscal year of Borrower, financial statements of Borrower including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by the Accountants. In addition, the reports shall be accompanied by a certificate of the Accountants which shall state that, based on an examination sufficient to permit them to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 7.4, 7.5, 7.6, 7.7, 7.8, 7.11, 7.18, 7.19, 7.21 and 7.22 hereof.

     9.2. Six Month Financial Statements. Furnish Lender within sixty (60) days of the end of second fiscal quarter of each fiscal year of Borrower, including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of the second fiscal quarter and a balance sheet as at the end of the second fiscal quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments, all of which shall have been reviewed by the Accountants. In addition, the reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 7.4, 7.5, 7.6, 7.7, 7.8, 7.11, 7.18, 7.19, 7.21 and 7.22 hereof.

     9.3. Monthly Financial Statements. Furnish Lender within thirty (30) days after the end of each month, an unaudited balance sheet of Borrower and unaudited statements of income and stockholders, equity and cash flow of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments, and setting forth, in comparative detail, the corresponding figures from the Projections for such period. The reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 7.4, 7.5, 7.6, 7.7, 7.8, 7.11, 7.18, 7.19, 7.21 and 7.22 hereof.

     9.4 Schedules. Furnish Lender within five (5) days after the end of each month a report or reports, in form reasonably acceptable to Lender, setting forth (i) outstanding Receivables, Eligible Receivables and Receivables aging as of the last day of the month, (ii) outstanding letters of credit as of the last day of the month, (iv) accounts payable as of the last day of the month, (v) cash on hand as of the last day of the month, (vi) collections on Receivables for the month,
(vii) total sales for such month and year-to-date, (viii) order backlog reports as of the last day of the month, and (ix) fee income for the month. In addition, Borrower shall furnish Lender with such other schedules, documents and/or information regarding the Collateral as Lender may reasonably require including, without limitation, trial balances and test verifications. Lender shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section 9.4 are to be in form satisfactory to Lender and are solely for Lender's convenience in maintaining records of the Collateral, and Borrower's failure to deliver any of such items to Lender shall not affect, terminate, modify or otherwise limit Lender's Lien with respect to the Collateral.

     9.5 Bober Financial Statements. Furnish or cause to be furnished to Lender, within sixty (60) days after the end of each calendar year, a personal financial statement of Bober, in form satisfactory to Lender.

     9.6. Disclosure of Material Matters. Immediately upon learning thereof, report to Lender all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, Borrower's reclamation or repossession of, or the return to Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor. Borrower will not, without Lender's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrower.

     9.7. Environmental Reports. Furnish Lender, concurrently with the delivery of the financial statements referred to in
Section 9.1 hereof, with a certificate of Borrower signed by the Chief Financial Officer of Borrower stating that, to the best  of  his  knowledge,  Borrower is  in  compliance  in  all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of noncompliance and the proposed action Borrower will implement in order to achieve full compliance.

     9.8. Litigation. Except for matters disclosed in Schedule 5.7(a) attached hereto, promptly notify Lender in writing of any litigation, suit or administrative proceeding affecting Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which may materially and adversely affect the Collateral or Borrower's business, assets, operations, condition or prospects (financial or otherwise).

     9.9. Material Occurrences. Promptly notify Lender in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; (c) each and every default by Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (d) any other development in the business or affairs of Borrower which might reasonably be expected to be materially adverse; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto.

     9.10 Bober Environmental Report. Furnish Lender, concurrently with the delivery of the financial statements referred to in Section 9.5 hereof, with a certificate of Bober stating, to the best of his knowledge, that he is in compliance in all material respects with all federal, state and local laws relating to environmental protection with respect to the Bober Farm. To the extent Bober is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of noncompliance and the proposed action Bober will implement in order to achieve full compliance.

     9.11. Additional Information. Furnish Lender with additional information as it shall reasonably request in order to enable Lender to determine whether the terms, covenants, provisions and conditions of this Agreement have been complied with by Borrower including, without limitation and without the necessity of any request by Lender, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business, and (c) promptly upon Borrower's learning thereof, of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower is a party or by which Borrower is bound.

     9.12. Projected Operating Budget. Furnish Lender, no less than one hundred twenty (120) days prior to the end of each of Borrower's fiscal years commencing with fiscal year ending December 31, 1997, a month-by-month projected operating budget and cash flow of Borrower on a consolidated basis for the immediately succeeding fiscal year (including an income statement, cash flow statement and balance sheet for each month), such Projections to be accompanied by a certificate signed by Borrower's Chairman or Chief Financial Officer to the effect that such Projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such Projections were prepared. All Projections furnished to Lender pursuant to this Section 9.12 must be satisfactory to Lender. In no event shall the Projections submitted for any fiscal year project net income for such year which is less than the net income projected for the preceding fiscal year.

     9.13. Variances From Operating Budget. Furnish Lender, concurrently with the delivery of the financial statements referred to in Sections 9.1 and 9.3 hereof, a written report summarizing all material variances from the Projections submitted by Borrower for the applicable period and a discussion and analysis by management with respect to such variances.

     9.14. Notice of Suits, Adverse Events. Furnish Lender with prompt notice of (i) any lapse or other termination of any Consent issued to Borrower by any Governmental Authority or any other Person that is material to the operation of Borrower's business, (ii) any refusal by any Governmental Authority or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by Borrower with any Governmental Authority or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by Lender and (iv) copies of any material notices and other communications from any Governmental Authority or Person which specifically relate to Borrower.

     9.15. ERISA Notices and Requests. Furnish Lender with immediate written notice in the event that (i) Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal
Revenue Service, Department of Labor or PBGC with respect thereto, (ii) Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by either Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which either Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice,
(vi) Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

X.   EVENTS OF DEFAULT.

     The occurrence of any one or more of the following events shall constitute an "Event of Default":

     10.1.     Nonpayment.

          (i) Failure by Borrower to pay any principal or interest on the Term Note or other Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement, and continuation thereof for a period of fifteen (15) consecutive days.

          (ii) Failure by Borrower to make any other payment or to pay any fee or charge provided for herein when due and continuation thereof for a period of fifteen (15) consecutive days after notice is given by Lender that such amount is due and owing.

     10.2. Breach of Representations and Warranties. Any representation or warranty made or deemed made by Borrower or Bober in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made.

     10.3.      Failure  to  Provide Information.   Failure  by
Borrower or Bober to (i) furnish financial information when requested or (ii) permit the inspection of its books and records.

     10.4. Attachments and Liens. Except for Permitted Encumbrances, issuance of a notice of Lien, Charge, Claim, levy, assessment, injunction or attachment against a material portion of Borrower's or Bober's property which is not stayed or lifted within thirty (30) days.

     10.5.      Breach of Covenants.

          (i) Failure or neglect by Borrower or Bober, as the case may be, to perform, keep or observe the terms, provisions, conditions and covenants contained in (a) Section 9.1, 9.2, 9.3, 9.4 or 9.5 hereof which shall remain uncured for ten (10) days following such failure or neglect, (b) Sections 6.2, 6.4, 6.7, 9.7, 9.8, 9.10 or 9.13 which shall remain uncured for thirty (30) days following such failure or neglect.

          (ii) Failure or neglect by Borrower or Bober to perform, keep or observe any term, provision, condition or covenant contained in this Agreement other than those set forth in Section 10.5(i) hereof or contained in any other Loan Documents, agreement or arrangement, now or hereafter entered into between Borrower and/or Bober (as the case may be) and Lender.

     10.6.      Judgments.  Except for judgments  disclosed  in
Schedule 5.7(b) attached hereto, any judgment is rendered or judgment liens filed against Borrower or Bober for an amount in excess of $50,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record.

     10.7. Insolvency. Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

     10.8. Failure to Pay Debts. Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business.

     10.9. Insolvency of Affiliates. Bober or any other Affiliate of Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii)  acquiesce to, or fail to have dismissed,  within  thirty
(30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing.

     10.10. Material Adverse Changes. Any change in Borrower's condition or affairs (financial or otherwise) which in Lender's reasonable opinion impairs the Collateral or the ability of Borrower to perform its Obligations under this Agreement.

     10.11. Liens. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest other than Permitted Encumbrances, or CIT for any reason revokes, terminates or challenges the validity of any intercreditor agreement entered into between CIT and Lender with respect to Borrower's Receivables or asserts that Lender's rights and security interests in Borrower's Receivables are invalid or subordinate to CIT's rights therein (except as to Receivables which have been "matured" in accordance with paragraph 9 of the CIT Agreement).

     10.12. Cross-Default. A default of the obligations of Borrower or Bober under any other agreement to which either of them is a party shall occur (including, without limitation, a default under the Lease, the Shinyei Agreement or the First Mortgage), which default is not cured within any applicable grace period.

     10.13. Termination of Guaranty. Termination or breach by Bober of the Guaranty or any similar agreement executed and delivered by Bober in connection with the Obligations, or if Bober attempts to terminate or challenges the validity of, or his liability under, the Guaranty or any similar agreement.

     10.14.    Change of Ownership.  Any Change of Ownership.

     10.15.    Change of Management. Any Change of Management.

     10.16.     Invalidity.   Any material  provision  of  this
Agreement shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to Lender.

     10.17. Permits. Any Governmental Authority shall (i) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of Borrower, or (ii) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (iii) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of Borrower's business and the staff of such Governmental Authority issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; or any agreement which is necessary or material to the operation of Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Lender within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would have a material adverse effect on Borrower's business or financial condition.

     10.18. Forfeiture or Seizure of Collateral. Any portion of the Collateral shall be seized or taken by a Governmental Authority, or Borrower or the title and rights of Borrower which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the reasonable opinion of Lender, upon final determination, result in impairment or loss of the security provided by this Agreement or the Loan Documents.

     10.19. ERISA. An event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of the Controlled Group shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Lender, would have a material adverse effect upon the
Collateral or the ability of Borrower to perform its Obligations under this Agreement.

     10.20. Forbearance Agreement. The occurrence of an event which would permit Lender, in accordance with the provisions of the Bober Forbearance Agreement, to enforce its rights and remedies with respect to the Bober Judgment.

Notwithstanding the foregoing, no Event of Default (other than an Event of Default under Section 10.1 hereof) shall be deemed to exist hereunder if such Event of Default occurs as a direct result of the fact that the Clothing Services Commissions actually earned by Borrower in any period are less than the Clothing Services Commissions forecasted in the Projections for the same period, so long as Lender has approved such forecasts.

XI.  LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

     11.1. Rights and Remedies. Upon the occurrence of an Event of Default pursuant to Section 10.7, all Obligations shall be immediately due and payable and this Agreement and all obligations of Lender hereunder shall be deemed terminated; and, upon the occurrence of any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Lender all Obligations shall be immediately due and payable and Lender shall have the right to terminate this Agreement and all obligations of Lender hereunder. Upon the occurrence of any Event of Default, Lender shall have the right to exercise any and all other rights and remedies provided for herein, under the UCC and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Lender may enter any of Borrower's premises or other premises without legal process and without incurring liability to Borrower therefor, and Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Lender may deem advisable and Lender may require Borrower to make the Collateral available to Lender at a convenient place. With or without having the Collateral at the time or place of sale, Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Lender may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Lender may bid for and become the purchaser, and Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrower. In connection with the exercise of the foregoing remedies, Lender is granted permission to use all of Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

     11.2. Setoff. In addition to any other rights which Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Lender shall have a right to apply any of Borrower's property held by Lender and any amounts due from Lender to Borrower under the Clothing Services Agreement (whether matured or unmatured) to reduce the Obligations.

     11.3.       Rights   and  Remedies  Not  Exclusive.    The
enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies, all of which shall be cumulative and not alternative.

XII. WAIVERS AND JUDICIAL PROCEEDINGS.

     12.1. Waiver of Notice. Borrower hereby waives notice of non-payment of the Term Note or other Obligations outstanding hereunder, demand, presentment, protest, notice of protest, notice of acceptance hereof, and all other demands and notices of any description, except such as are expressly provided for herein.

     12.2. Delay. No delay or omission on Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

     12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.     EFFECTIVE DATE AND TERMINATION.

     13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each of Borrower and Lender shall become effective on the date hereof and shall continue in full force and effect until December 31, 2002 (the "Term") unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon sixty (60) days' prior written notice ("Termination Date") upon payment in full of the Obligations.

     13.2. Termination. The termination of the Agreement shall not affect any of Borrower's or Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Lender hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations of Borrower have been paid or performed in full after the termination of this Agreement or Borrower has furnished Lender with an indemnification satisfactory to Lender with respect thereto. Accordingly, Borrower waives any rights which it may have under
Section 9-404(1) of the UCC to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are repaid or performed in full.

XIV. MISCELLANEOUS.

     14.1. Governing Law. This Agreement is delivered and is to be performed in the State of Oklahoma and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Oklahoma applicable to contracts to be performed wholly within the State of Oklahoma. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of Oklahoma, United States of America, and, by execution and delivery of this
Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Borrower against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any Loan Documents shall be brought only in the United States District Court for the Western District of Oklahoma or in any state court located in Cleveland County, State of Oklahoma.

     14.2.     Entire Understanding.

          (a) This Agreement continues, amends and restates in its entirety the Existing Loan Agreement. Except as specifically amended herein or in any Loan Document executed simultaneously herewith, all Original Agreements shall continue in full and effect in accordance with their original stated terms for the benefit of Lender and are hereby ratified and confirmed.

          (b) This Agreement and the Loan Documents contain the entire understanding between Borrower and Lender and supersede that certain letter of agreement between Borrower and Lender dated September 24, 1996, and all other prior negotiations and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower's and Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

          (c) Lender and Borrower may, subject to the provisions of this Section 14.2 (b), from time to time enter into written supplemental agreements to this Agreement or any of the Loan Documents to which Borrower is a party, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lender or Borrower thereunder or the conditions, provisions or terms thereof, or waiving any Event of Default thereunder, but only to the extent specified in such written agreements. Any such supplemental agreement shall be binding upon Borrower and Lender and all future holders of the Obligations. In the case of any waiver, Borrower and Lender shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

     14.3.     Successors and Assigns.

          (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Lender, and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

          (b) Lender may at any time and from time to time sell participating interests in the Term Loan or sell the Term Note (each such transferee or purchaser of a participating interest, a "Transferee"). Lender shall notify Borrower of the existence of a Transferee upon the making of any such transfer.

          (c) Borrower authorizes Lender to disclose to any Transferee and any prospective Transferee any and all financial information in Lender's possession concerning Borrower which has been delivered to Lender by or on behalf of Borrower pursuant to this Agreement or in connection with Lender's credit evaluation of Borrower. Lender shall provide Borrower with notice of its disclosure of any such information to a Transferee or prospective Transferee upon release of such information by Lender.

     14.4. Application of Payments. Lender shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

     14.5. Indemnity. Borrower shall indemnify Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified.

     14.6. Notice. Any notice or request hereunder may be given to Borrower or to Lender at its respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) certified mail, return receipt requested, or (d) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or
(d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

     (A)  If to Lender, at:   Harold's Stores, Inc.
                         765 Asp
                         Norman, Oklahoma 73069
                         Attention: H. Rainey Powell
                         Telephone: (405) 329-4045
                         Telecopier: (405) 366-2588

          with  a  copy  to:      Crowe  &  Dunlevy,  Luttrell,
Pendarvis
                             & Rawlinson
                         104 East Eufaula Street
                         Norman, Oklahoma 73069-6017
                         Attention: Gary Rawlinson
                         Telephone: (405) 321-7317
                         Telecopier: (405) 360-4002

     (B)  If to Borrower, at:      CMT Enterprises Inc.
                         1430 Broadway, 6th Floor
                         New York, New York
                         Attention: Franklin Bober
                         Telephone: (212) 719-9140
                         Telecopier: (212) 997-2347

          with a copy to:     Marilyn Simon & Associates
                         200 Park Avenue South
                         Room 1700
                         New York, New York 10003
                         Attention: Marilyn Simon, Esq.
                         Telephone: (212) 529-4400
                         Telecopier: (212) 529-4823

     14.7. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

     14.8. Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     14.9. Consequential Damages. Lender shall not be liable under any circumstance to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

     14.10.     Captions.   The captions at various  places  in
this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

     14.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.

     14.12. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

XV.  WARRANT EXERCISE PRICE.

     15.1. Warrant Exercise Price. The parties agree that the aggregate purchase price to be paid by Lender upon exercise of the Warrant shall be determined subsequent to Closing and shall be an amount equal to twenty percent (20%) of the fair market value of Borrower as of the day immediately preceding the Closing Date.

     15.2. Valuation Procedure. Immediately following the Closing, the parties shall endeavor in good faith to determine a mutually acceptable valuation of the fair market value of Borrower. The valuation of Borrower shall not take into consideration any increase in the value of Borrower resulting from the extension of the Term Loan or the consummation of the transactions contemplated hereby. If the parties are unable to agree on the value of Borrower within ninety (90) days following the Closing, each party shall appoint an appraiser, and the two appraisers so appointed shall jointly determine the fair market value of Borrower within thirty (30) days following their appointment. The determination of the two appraisers so appointed shall be conclusive and binding upon the parties.

     15.3   Power  of  Attorney.  Upon  determination  of   the
aggregate purchase price to be paid upon exercise of the Warrant in accordance with the procedures set forth in Section 15.2, Lender shall be authorized to complete, and Borrower hereby irrevocably constitutes Lender or Lender's designee as Borrower's attorney with power to complete, the "Purchase Price" per share stated in the Warrant (such amount to be determined by dividing the number of shares issuable upon exercise of the Warrant in full into the aggregate purchase price payable by Lender).

           IN WITNESS WHEREOF, this Agreement has been executed by the parties and delivered to Lender at Norman, Oklahoma, effective as of the date and year first above written.

                              CMT ENTERPRISES INC.


                              By:/s/Franklin I. Bober

                              Name:/s/Franklin I. Bober

                              Title:/s/Guarantor



                               /s/Franklin I. Bober

                              HAROLD'S STORES, INC.


                              By:/s/H. Rainey Powell

                              Name:/s/H. Rainey Powell

                              Title:President



          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                      CLOSING CERTIFICATE
The undersigned, being the duly authorized and appointed Chairman and Chief Financial Officer of Borrower, hereby certifies that, to the best knowledge of the undersigned, after diligent inquiry: (i) all representations and warranties set forth in this Agreement and the other Loan Documents to which Borrower is a party are true and correct on and as of the date hereof, (ii) on the date hereof, Borrower is in compliance with all the terms and provisions set forth in this Agreement and all Loan Documents to which it is a party, and (iii) on the date hereof, no Default or Event of Default has occurred or is continuing under the Loan Agreement.

DATE:_____________
                         /s/Franklin I. Bober
                         Franklin I. Bober

                    EXHIBITS AND SCHEDULES


Schedule 1.2(a)          -    Description of Bober Farm
Schedule 1.2(b)          -    Permitted Encumbrances
Schedule   1.2(c)        -     Outstanding  Stock   of   CMT
Enterprises Inc.
Schedule 4.5             -    Locations of Equipment
Schedule 4.19            -    Financing Statements to be Terminated
Schedule  5.2(a)         -    States in Which  Borrower  Does
Business
Schedule 5.4(c)          -    Projections Delivered at Closing
Schedule 5.7(a)          -    Pending Litigation
Schedule 5.7(b)          -    Unsatisfied Judgments
Schedule 5.8             -    ERISA Plans
Schedule  5.9            -     Copyrights,  Trademarks  and  other
Intellectual Property
Schedule 5.10            -    Licenses and Permits
Schedule 5.13            -    Burdensome Contracts
Schedule 7.11            -    Existing Leases

Exhibit A           -    Form of Term Note
Exhibit B           -    Form of Guaranty
Exhibit C           -    Form of Assignment of Insurance
Exhibit D           -    Form of Assignment of Lease
Exhibit E           -    Form of Stock Pledge Agreement
Exhibit F           -    Form of Mortgage
Exhibit G           -    Form of Warrant
Exhibit H           -    Form of First Amendment
                         to Trademark Security Agreement